UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2014

Lapolla Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park

15402 Vantage Parkway East, Suite 322, Houston, Texas 77032

(Address of Principal Executive Offices and Zip Code)

(281) 219-4700

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.

FORM 8-K

OCTOBER 7, 2014

INDEX

		Page

SECTION 3	SECURITIES AND TRADING MARKETS	1

Item 3.02	Unregistered Sales of Equity Securities	1

SIGNATURES		2

(i)

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities

On December 2, 2014, the Company issued 3,908,453 shares of its Common Stock, par value $.01, to Richard J. Kurtz, Chairman of the Board and principal stockholder, in exchange for the cancellation of $1,485,212 of debt owed by the Company to him, of which $1,300,000 was the principal amount of a promissory note dated April 16, 2012 and $185,212 was the accrued and unpaid interest thereon.  The purchase price for each share of Common Stock was based on the closing price of the Company's Common Stock on December 1, 2014, or $.38 per share. The shares of Common Stock sold to Mr. Kurtz were exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Mr. Kurtz was an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the sale.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 3, 2014	LAPOLLA INDUSTRIES, INC.

By: /s/ Michael T. Adams, EVP
Michael T. Adams
Executive Vice President

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